MSB Financial Corp. Announces Results for its Fiscal Year Ended June 30, 2007


MILLINGTON, N.J., August 7, 2007 -- MSB Financial Corp. (Nasdaq: MSBF) (the "Company"), the holding company for Millington Savings Bank (the "Bank"), reported net income of $1.3 million for its fiscal year ended June 30, 2007 as compared to net income of $1.4 million for fiscal 2006.


Net interest income for fiscal 2007 was down approximately 2% as compared to fiscal 2006 while noninterest expense was up approximately 17%. The interest rate spread for fiscal 2007 was 2.40%, compared to 2.97% for fiscal 2006 mainly as a result of the continuing flat or inverted yield curve environment. The return on average equity for the fiscal 2007 was 4.27%, compared to 7.31% for fiscal 2006. The decrease in return on average equity for 2007 reflects the completion of the Company's initial public offering in January 2007 and the net proceeds of that offering of approximately $24.5 million.


Noninterest expense for fiscal 2007 includes certain expenses not present during fiscal 2006, namely six months of expenses from the Employee Stock Ownership Plan, implemented in January 2007 in connection with the Company's IPO, and a full year of expenses for the Martinsville branch office (opened in July 2006), which affected salaries and employee benefits as well as occupancy and equipment costs.


Total assets were $284.6 million at June 30, 2007, compared to $270.2 million at June 30, 2006 due primarily to a $15.2 million increase in loans receivable, net. Deposits were $211.1 million at June 30, 2007, compared to $194.8 million at June 30, 2006. Liquidity provided by the stock offering in January 2007 was responsible for a decrease in borrowed funds; FHLB advances were $27.9 million at June 30, 2007, down from $54.2 million at June 30, 2006.


Shares of the Company's common stock trade on the NASDAQ Global Market under the symbol "MSBF." The Company is majority owned by its mutual holding company parent, MSB Financial, MHC.

CONTACT:  MSB Financial Corp.
          Michael Shriner, Executive Vice President
          908-647-4000
          mshriner@millingtonsb.com

                               MSB FINANCIAL CORP
                             (Dollars in Thousands)

                        SELECTED FINANCIAL AND OTHER DATA

                                                                  (Unaudited)
                                                                  At June 30,
                                                ------------------------------------------------
                                                      2007                         2006
                                                -------------------         --------------------

Balance Sheet Data:

          Total assets                                    $284,578                     $270,184

          Cash and cash equivalents                          4,269                        5,881

          Loans receivable, net                            233,498                      218,321

          Securities held to maturity                       29,336                       27,707

          Deposits                                         211,118                      194,755

          Federal Home Loan Bank advances                   27,889                       54,181

          Total stockholder's equity                        43,346                       19,491

                                                              (Unaudited)
                                                      For the Year Ended June 30,
                                             ------------------------------------------------
                                                   2007                         2006
                                             -------------------         --------------------

Summary of Operations:

          Total interest income                         $16,131                      $14,117

          Total interest expense                          8,813                        6,661
                                             -------------------         --------------------

          Net interest income                             7,318                        7,456

          Provision for loan losses                           5                           60
                                             -------------------         --------------------

          Net interest income after provision
            for loan losses                               7,313                        7,396

          Noninterest income                              1,579                          603

          Noninterest expense                             6,740                        5,763
                                             -------------------         --------------------

          Income before taxes                             2,152                        2,236

          Income tax provision                              820                          834
                                             -------------------         --------------------

          Net income                                     $1,332                       $1,402
                                             ===================         ====================

          Net income per common share:

                     basic                                $0.32                        $0.45

                     diluted                              $0.32                        $0.45

                                                                                 (Unaudited)
                                                                      At or For the Year Ended June 30,
                                                               -------------------------------------------------
                                                                      2007                         2006
                                                               --------------------         --------------------
Performance Ratios:

          Return on average assets (ratio of net income
          to average total assets)                                           0.47%                        0.55%

          Return on average equity (ratio of net income
          to average equity)                                                  4.27                         7.31

          Net interest rate spread                                            2.40                         2.97

          Net interest margin on average interest-earning
          assets                                                              2.77                         3.12

          Average interest-earning assets to average
          interest-bearing liabilities                                      111.07                       105.53

          Operating expense ratio (noninterest expenses
          to average total assets)                                            2.40                         2.25

          Efficiency ratio (noninterest expense divided by
          sum of net interest income and noninterest income)                 75.76                        71.51


Asset Quality Ratios:

          Non-performing loans to total loans                                 0.69                         0.32

          Non-performing assets to total assets                               0.59                         0.27

          Net charge-offs to average laons outstanding                        0.00                         0.01

          Allowance for loan losses to non-performing loans                  55.02                       127.39

          Allowance for loan losses to total loans                            0.38                         0.41


Capital Ratios:

          Equity to total assets at end of period                            15.23                         7.21

          Average equity to average assets                                   11.11                         7.50

          Number of Offices (1)                                                  4                            3

(1) All of the Bank's offices are full service locations. The Martinsville branch office opened subsequent to June 30, 2006 and is not included in the year ended June 30, 2006 information above.